SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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Thomasville, Georgia

April 30, 2004

Dear Shareholder:

      I would like to extend an invitation for you to join us at our Annual Meeting of Shareholders on Friday, June 4, 2004, at 11:00 a.m. at the Thomasville Cultural Center in Thomasville, Georgia.

      At this year’s meeting, you will vote on the election of two director-nominees to serve for a term of three years and the ratification of PricewaterhouseCoopers LLP as our independent public accountants for fiscal year 2004. In addition, senior management of Flowers Foods will report on the performance of the company and respond to questions from shareholders.

      Included with the enclosed materials are a notice of the Annual Meeting and a proxy statement that contains further information about these items and the meeting itself, including how to view the Annual Meeting on the Internet and different methods to vote your proxy.

      Please carefully review the enclosed proxy materials. Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or to use telephone or Internet voting prior to the Annual Meeting, so that your shares of Flowers Foods common stock will be represented and voted at the Annual Meeting even if you cannot attend.

      I hope to see you in Thomasville.

George E. Deese
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2004

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Flowers Foods, Inc. will be held on June 4, 2004 at 11:00 A.M. Eastern Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, for the following purposes:

(1) to elect two nominees as directors of the company to serve for a term of three years;

(2) to ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants for Flowers Foods for the fiscal year ending January 1, 2005; and

(3) to transact any other business as may properly come before the meeting and at any adjournment or postponement thereof;

all as set forth in the proxy statement accompanying this notice.

      Only record holders of issued and outstanding shares of our common stock at the close of business on April 16, 2004, the record date, are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. A list of such shareholders will be open for examination by any shareholder at the time and place of the Annual Meeting.

      Shareholders can watch a live video webcast of the Annual Meeting over the Internet at www.flowersfoods.com. This webcast also will be archived on the site.

By order of the Board of Directors,

Stephen R. Avera
Secretary and General Counsel

1919 Flowers Circle

Thomasville, Georgia 31757
April 30, 2004

     A PROXY CARD IS CONTAINED IN THE ENVELOPE IN WHICH THIS PROXY STATEMENT WAS MAILED. SHAREHOLDERS ARE ENCOURAGED TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING AND TO SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET. YOUR ATTENDANCE AT THE MEETING IS URGED; IF YOU ATTEND THE MEETING AND DECIDE YOU WANT TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

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FLOWERS FOODS, INC.

1919 Flowers Circle
Thomasville, Georgia 31757

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
JUNE 4, 2004

GENERAL

       This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April 30, 2004 in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on June 4, 2004 at 11:00 A.M. Eastern Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, and any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, shareholders will:

•	vote to elect two nominees as directors of the company to serve for a term of three years;

•	consider and vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for Flowers Foods for the fiscal year ending January 1, 2005; and

•	transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

      In addition, management will report on the performance of the company and respond to questions from shareholders.

How does the Board of Directors recommend that I vote on each proposal?

      The Board of Directors recommends that you vote FOR:

•	the election of the two director-nominees to serve as Class III directors until 2007; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending January 1, 2005.

What is a proxy?

      A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the Annual Meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the 2004 Annual Meeting of Shareholders. These three officers are George E. Deese, our President and Chief Executive Officer, Jimmy M. Woodward, our Senior Vice President and Chief Financial Officer and Stephen R. Avera, our Secretary and General Counsel.

Who can vote?

      To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on April 16, 2004, which is the record date for the Annual Meeting. There were 44,174,877 shares of our common stock outstanding and entitled to vote on the record date.

How many votes do I have?

      With respect to each matter to be voted upon at the Annual Meeting, you are entitled to one vote for each share of common stock you held on the record date for the Annual Meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each matter to be voted upon at the Annual Meeting.

How do I vote?

      You can vote in one of four ways. You can vote by mail, via the Internet, by telephone or you can vote in person at the Annual Meeting. By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint George E. Deese, Jimmy M. Woodward and Stephen R. Avera to represent you at the Annual Meeting and to vote your shares at the Annual Meeting in accordance with your voting instructions.

•	Voting by Mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it in the United States.

•	Internet Voting. If you have Internet access, you may authorize the voting of your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

•	Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the enclosed proxy card.

•	Vote at the Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting.

      The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be borne by the shareholder.

What if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?

      Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director-nominees and FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?

      Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	Signing another proxy with a later date;

•	Giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	Voting in person at the Annual Meeting.

      Your attendance at the meeting alone will not revoke your proxy.

How do I vote my 401(k) shares?

      If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, by signing and returning your proxy you will direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your Stock Account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on your balance in the 401(k) plan on the record date for the Annual Meeting.

Can I vote if my shares are held in “street name?”

      If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting is also offered to shareholders who own their Flowers Foods shares through certain banks and brokers.

What constitutes a quorum?

      The holders of at least a majority of the shares of our common stock entitled to vote at the Annual Meeting are required to be present at the meeting in person or by proxy to constitute a quorum for the transaction of business.

      Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote for or against the proposals, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. Abstentions and “non-votes” will have no effect on the voting with respect to any of the proposals.

What vote is required for each matter to be voted upon at the Annual Meeting?

      Once a quorum has been established, the vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy will decide the action proposed on each matter identified in this proxy statement, except the election of directors. Directors will be elected at the meeting by a plurality of the votes cast by holders of shares of our common stock entitled to vote in the election. In other words, the two director-nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

      Our Board of Directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, the persons named as proxies, Messrs. Deese, Woodward and Avera, will exercise their judgment in deciding how to vote or otherwise act at the Annual Meeting with respect to that matter or proposal.

Where can I find the voting results from the Annual Meeting?

      We will report the voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004, which we expect to file with the Securities and Exchange Commission (“SEC”) on or about August 26, 2004.

How and when may I submit a shareholder proposal for the 2005 Annual Meeting?

      For information on how and when you may submit a shareholder proposal for the 2005 Annual Meeting, please refer to the section entitled “Shareholder Proposals” in this proxy statement.

Who pays the costs of soliciting these proxies?

      We will pay the cost of soliciting proxies. Our directors and officers may solicit proxies in person, by telephone or facsimile but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

How can I obtain an Annual Report on Form 10-K?

      A copy of Flowers Foods’ Annual Report, which includes our Form 10-K and our financial statements for the fiscal year ended January 3, 2003, is being mailed with this proxy statement to all shareholders entitled to vote at the meeting. The Annual Report does not form any part of the material for the solicitation of proxies.

      The Annual Report is also available on our website at www.flowersfoods.com. You may also receive a copy of the Annual Report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Dept.

If I cannot attend the Annual Meeting, will a video webcast be available on the Internet?

      Shareholders can watch a live video webcast of the Annual Meeting over the Internet on the company’s website at www.flowersfoods.com. This webcast also will be archived on the site.

      We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement and does not form any part of the materials used for the solicitation of proxies.

Who should I contact if I have any questions?

      If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Marta J. Turner, our Vice President of Communications and Investor Relations, at the above address or by calling (229) 226-9110.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

      The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

	Amount and Nature	Percent
Name and Address of	of Beneficial	of
Beneficial Owner	Ownership(1)	Class(2)

Gabelli Asset Management, Inc.	5,099,916	11.50%
One Corporate Center
Rye, New York 10580-1435

(1)	The beneficial ownership reported in the table above for Gabelli Asset Management, Inc. is based upon filings with the SEC. According to the Schedule 13D/ A filed on March 1, 2004, Gabelli Funds, LLC has sole voting and dispositive power with respect to 1,097,400 shares; GAMCO Investors, Inc. has sole voting power with respect to 3,761,868 shares and sole dispositive power with respect to 3,995,516 shares; and MJG Associates, Inc. has sole voting and dispositive power with respect to 7,000 shares.

(2)	Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on February 13, 2004.

Share Ownership of Certain Executive Officers, Directors and Director-Nominees

      The following table lists information as of February 13, 2004 about the number of shares owned by each director, each director-nominee, each executive officer listed on the summary compensation table included later in this proxy statement, and by all of our directors and executive officers as a group:

	Amount and Nature		Percent
	of Beneficial		of
Name of Beneficial Owner	Ownership(1)		Class

Stephen R. Avera	4,490		*
Joe E. Beverly	61,303	(2)	*
Franklin L. Burke	29,003	(3)	*
Robert P. Crozer	1,754,757	(4)	3.95%
George E. Deese	323,917	(5)	*
L. S. Flowers	255,862	(6)	*
Joseph L. Lanier, Jr.	58,726	(7)	*
Gene D. Lord	37,521		*
Amos R. McMullian	1,394,982	(8)	3.14%
J. V. Shields, Jr.	3,379,162	(9)	7.62%
Allen L. Shiver	24,777	(10)	*
Jackie M. Ward	25,312		*
C. Martin Wood III	1,543,571	(11)	3.48%
Jimmy M. Woodward	7,316		*
All Directors and Executive Officers as a Group (14 persons)	8,900,771		20.00%

*	Represents beneficial ownership of less than 1% of Flowers Foods common stock

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)	Includes unexercised stock options for 22,500 shares and 20,691 shares owned by the spouse of Mr. Beverly, as to which shares Mr. Beverly disclaims any beneficial ownership.

(3)	Includes unexercised stock options for 22,500 shares and 3,937 shares owned by the spouse of Mr. Burke, over which Mr. Burke and his spouse share investment authority.

(4)	Includes (i) 1,599,938 shares held by a limited liability company, whose members are Mr. Crozer, his spouse, the Robert Page Crozer, Jr. 1984 Irrevocable Trust, the William Flowers Crozer 1985 Irrevocable Trust, Netherleigh Associates LP, Netherleigh II LP, and the Crozer Irrevocable Life Insurance Trust; (ii) 10,251 shares held by a limited partnership in which Mr. Crozer and his spouse are the general partners; (iii) 36,613 shares held by a charitable remainder trust of which Mr. Crozer and his spouse are the trustees and Mr. Crozer and his spouse are the income beneficiaries and The Crozer Family Foundation, Inc. is the remainder beneficiary and (iv) 107,955 shares held by a charitable lead trust of which Mr. Crozer and his spouse are the trustees and their children are beneficiaries. Mr. Crozer disclaims any beneficial ownership to the shares described in clauses (iii) and (iv) of this footnote.

(5)	Includes (i) 9,936 shares owned by the spouse of Mr. Deese, as to which Mr. Deese disclaims any beneficial ownership and (ii) restricted stock awards of 50,000 shares all of which are subject to forfeiture.

(6)	Includes unexercised stock options for 22,500 shares.

(7)	Includes unexercised stock options for 22,500 shares. Also includes 10,750 shares owned by the spouse of Mr. Lanier, as to which Mr. Lanier disclaims any beneficial ownership.

(8)	Includes unexercised stock options for 839,800 shares.

(9)	Includes unexercised stock options for 22,500 shares. Also includes (i) 1,743,937 shares held by investment advisory clients of Capital Management Associates, Inc., of which Mr. Shields is Chairman of the Board of Directors and Chief Executive Officer, and (ii) 1,578,975 shares owned by the spouse of Mr. Shields, as to which Mr. Shields disclaims any beneficial ownership. Mr. Shields’ business address is Shields & Company, 140 Broadway, New York, NY 10005.

(10)	Includes 2,700 shares held by Mr. Shiver as custodian for his minor children, as to which shares Mr. Shiver disclaims any beneficial ownership.

(11)	Includes unexercised stock options for 22,500 shares. Also includes 23,085 shares held by a trust of which Mr. Wood is co-trustee and 1,291,375 shares owned by the spouse of Mr. Wood, as to which shares Mr. Wood disclaims any beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

      Other than as set forth below, based solely upon a review of our records and written representations by the persons required to file these reports, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC were timely filed in fiscal 2003 by directors and executive officers.

      On February 3, 2003, George E. Deese, then the President and Chief Operating Officer of our Flowers Bakeries division purchased 5,500 shares on the open market. Due to an administrative error, the Form 4 reporting this transaction was not filed until February 6, 2003.

      On February 3, 2003, February 13, 2003 and February 19, 2003, Langdon S. Flowers, a director of the company, executed several transactions in our common stock. Due to administrative error, a late Form 4 was filed reporting the transactions on February 20, 2003, and an amended Form 4 was filed on March 6, 2003.

      On July 16, 2003, the compensation committee of our Board of Directors granted nonqualified stock options to the following executive officers of the company pursuant to the terms of our 2001 Equity Performance Incentive Plan: George E. Deese, Jimmy M. Woodward, Stephen R. Avera, Gene D. Lord, Allen L. Shiver, Michael A. Beaty and Marta J. Turner. The Form 4 for each of these grants was not filed until September 19, 2003 because the total number of shares underlying each option grant was not determined until that time.

CORPORATE GOVERNANCE

General

      Flowers Foods has long believed that good corporate governance is essential to ensure that our company is effectively managed for the long-term benefit of our shareholders. During the last year, we have thoroughly reviewed our corporate governance policies and practices and compared them with those recommended by corporate governance advisors and the practices of other publicly-held companies. Furthermore, we have continued to monitor the evolution of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new listing standards adopted by the New York Stock Exchange.

      Based upon this review, in December 2003 our Board of Directors adopted the following corporate governance documents:

•	Corporate Governance Guidelines

•	Restated Audit Committee Charter

•	Compensation Committee Charter

•	Nominating/ Corporate Governance Committee Charter

•	Finance Committee Charter

•	Code of Business Ethics for Executive Officers and Directors.

      You can access the full text of all these corporate governance documents on our website at www.flowersfoods.com by clicking on the “Investor Center” tab and selecting “Corporate Governance” or by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Dept. In addition, the Audit Committee Charter is included with this proxy statement as Annex A.

Determination of Independence

      In December 2003, the Board of Directors adopted Corporate Governance Guidelines addressing, among other things, guidelines to assist the board in determining the independence of the company’s directors. The Corporate Governance Guidelines meet the new listing standards of the New York Stock Exchange adopted in 2003 (the “NYSE Rules”). As noted above, you can access our Corporate Governance Guidelines on our website.

      Pursuant to the Corporate Governance Guidelines, the nominating/corporate governance committee and the Board of Directors reviewed the independence of each director in December 2003. During this review, transactions and relationships among each director or any member of his or her immediate family and the company were considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and those reported in this proxy statement under “Transactions with Management and Others.” In addition, transactions and relationships among directors or their affiliates and members of senior management and their affiliates were examined. The purpose of this review was to determine whether each director met the applicable criteria for independence under the NYSE Rules and the Corporate Governance Guidelines. Only those directors who meet the applicable criteria for independence and who the Board of Directors affirmatively determines have no direct or indirect material relationship with the company will be considered independent directors.

      As a result of this review, and upon the recommendation of the nominating/corporate governance committee, the Board of Directors affirmatively determined that effective June 4, 2004, the date of the Annual Meeting of Shareholders, a majority of our directors are independent of the company and its management as required by the NYSE Rules and the Corporate Governance Guidelines. The six independent directors are Messrs. Burke, Beverly, Lanier, Shields and Wood and Ms. Ward. Certain members of the Board of Directors abstained from voting as follows: (i) Messrs. Crozer, Shields and Wood as to themselves and one another and (ii) Messrs. Beverly, Burke and Lanier as to themselves. Mr. McMullian is considered an inside director because of the proximity of his past employment as an executive officer of the company. Mr. Deese, a director-nominee, is considered an inside director because he is currently an executive officer of the company. Mr. Crozer and Mr. Flowers will retire as directors of the company effective June 4, 2004.

      The foregoing discussion of director independence is applicable only to service as a member of the Board of Directors, the compensation committee and the nominating/corporate governance committee. More rigid guidelines apply to the members of the audit committee under applicable law and NYSE Rules.

Presiding Director

      Pursuant to the Corporate Governance Guidelines, in December 2003, the Board of Directors created a new position of “presiding director,” whose primary responsibility is to preside over periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. At each such executive session, a presiding director will be appointed. The Board of Directors has appointed Joseph L. Lanier, Jr. as presiding director through the date of the 2004 Annual Meeting of Shareholders.

Shareholder Communication with Directors

      The Board of Directors will give appropriate attention to written communications on issues that are submitted by shareholders and will respond if and as appropriate. Shareholders interested in communicating directly with the Board of Directors as a group or any individual director may do so by writing to Presiding Director, Flowers Foods Inc., 1919 Flowers Circle, Thomasville, GA 31757. Absent circumstances contemplated by committee charters, the presiding director, with the assistance of our Secretary and General Counsel will monitor and review all shareholder correspondence and provide copies or summaries of such communications to other directors as they deem appropriate, depending on the facts and circumstances contained in the communication.

Committees of the Board of Directors

      Our Board of Directors has established several standing committees, which include an audit committee, a nominating/corporate governance committee, a compensation committee and a finance committee. The first member of each committee listed below serves as chairman of that committee.

Audit Committee

      The members of the audit committee are Franklin L. Burke, Joe E. Beverly and Jackie M. Ward. The board has determined that all audit committee members are “independent” as defined by the NYSE Rules and under SEC rules and regulations. The Board of Directors has also determined that Mr. Burke, the chairman of the audit committee, is an “audit committee financial expert” under Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). This committee held nine meetings in fiscal 2003.

      The charter of the audit committee, adopted in December 2003, specifies the purpose of the committee is to assist the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to:

•	the integrity of the company’s financial statements;

•	the company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the company’s internal audit function and independent auditors.

      The audit committee’s authorities and duties include:

•	responsibility for overseeing the company’s financial reporting process on behalf of the Board of Directors;

•	direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent auditor;

•	review and discussion of the company’s annual audited financial statements and quarterly financial statements with the company’s management and its independent auditor;

•	review of the internal audit function’s organization, plans and results and of the qualifications and performance of the independent auditors;

•	review with management the effectiveness of the company’s internal controls; and

•	review with management any material legal matters and the effectiveness of the company’s procedures to ensure compliance with its legal and regulatory responsibilities.

      The full text of the audit committee charter is attached hereto as Annex A.

Nominating/ Corporate Governance Committee

      The members of the nominating/corporate governance committee are Jackie M. Ward, Joe E. Beverly and Joseph L. Lanier, Jr. Our Board has determined that all members of the nominating/corporate governance committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines. The functions of the nominating/corporate governance committee are to:

•	receive identification of individuals qualified to become board members;

•	select, or recommend that the Board select, the director-nominees for our next annual meeting of shareholders;

•	evaluate incumbent directors;

•	develop and recommend corporate governance principles applicable to our company;

•	review possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts;

•	make recommendations to the Board regarding the independence of each director;

•	review director compensation;

•	oversee the evaluation of the Board and management; and

•	perform any other duties and responsibilities delegated to the committee from time to time.

      For information relating to nomination of directors by shareholders, please see “Selection of Director-Nominees.” The nominating/corporate governance committee held two meetings in fiscal 2003.

Compensation Committee

      The members of the compensation committee are Joseph L. Lanier, Jr., Franklin L. Burke and Jackie M. Ward. Our board has determined that all members of the compensation committee are “independent” as defined by the NYSE Rules and our Corporate Governance Guidelines. The compensation committee’s primary functions are to:

•	review and approve corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve our Chief Executive Officer’s compensation level based on this evaluation;

•	make recommendations to the Board with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans;

•	administer equity-based incentive plans and other plans adopted by the Board that contemplate administration by the compensation committee;

•	oversee regulatory compliance with respect to compensation matters;

•	review employment agreements, severance agreements and any severance or other termination payments proposed with respect to any of our executive officers; and

•	produce a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.

      The compensation committee held four meetings in fiscal 2003.

Finance Committee

      The members of the finance committee are C. Martin Wood III, Joe E. Beverly, Franklin L. Burke, Robert P. Crozer and J.V. Shields, Jr. The primary functions of the finance committee are to:

•	make recommendations to the Board of Directors with respect to the approval, adoption and any significant amendment to all of the company’s defined benefit and defined contribution plans and trusts (the “retirement plans”);

•	oversee the administration of the retirement plans and approve the selection of any third-party administrators;

•	review and employ managers to review the investment results of the retirement plans and the investment policies of the retirements plans and monitor and adjust the asset allocations of the retirement plans;

•	oversee, in consultation with management, regulatory and tax compliance matters with respect to the retirement plans; and

•	make recommendations to the Board of Directors with respect to management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), the company’s credit facilities, commodities hedging and liquidity matters.

      The finance committee held five meetings in fiscal 2003.

Selection of Director-Nominees

      The nominating/corporate governance committee identifies and considers director candidates recommended by its members and other board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Secretary and General Counsel. The nominating/corporate governance committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our amended and restated bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the nominating/corporate governance committee.

      The nominating/corporate governance committee believes that any director-nominee must meet the director qualification criteria set forth in our Corporate Governance Guidelines before it could recommend such director-nominee for election to the Board of Directors. These factors include:

•	integrity and demonstrated high ethical standards;

•	the ability to express opinions, raise tough questions and make informed, independent judgments;

•	experience managing or operating public companies;

•	knowledge, experience and skills in at least one specialty area;

•	ability to devote sufficient time to prepare for and attend Board of Directors meetings;

•	willingness an ability to work with other members of the Board of Directors in an open and constructive manner;

•	ability to communicate clearly and persuasively; and

•	diversity in background, personal and professional experience, viewpoints or other demographics.

      The nominating/corporate governance committee considers these factors as it deems appropriate, as well as other factors it determines are pertinent in light of the current needs of the Board of Directors. The nominating/corporate governance committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.

Attendance at Annual Meetings

      In accordance with our Corporate Governance Guidelines, directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and meetings of the committees on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Aside from these requirements, the company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. However, all of our directors have attended the Annual Meeting of Shareholders for the last two years.

PROPOSAL I

ELECTION OF DIRECTORS

      Our Board of Directors is divided into three classes, with Class I and Class II consisting of three members and Class III consisting of two members. The directors in each class serve for a term of three years. Directors are elected annually to serve until the expiration of the term of their class or until their successors are elected and qualified. The following nominees are proposed for election in Class III, to serve until 2007:

          • Franklin L. Burke

          • George E. Deese

      Unless instructed otherwise, the proxies will be voted for the election of the two nominees named above to serve for three years or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the Board of Directors. However, our Board of Directors has no reason to believe that any nominee will not be able to serve if elected.

      Background information concerning each of our director-nominees and current directors is provided below.

Class III Director-Nominees

      Franklin L. Burke, age 63, has been a private investor since 1991. He is the former Senior Executive Vice President and Chief Operating Officer of Bank South Corp., an Atlanta, Georgia banking company, and the former Chairman and Chief Executive Officer of Bank South, N.A., the principal subsidiary of Bank South Corp. He has served as a director of Flowers Foods since March 2001. Mr. Burke previously served as a director of Flowers Industries, Inc. from 1994 until March 2001 and as a director of Keebler Foods Company from 1998 until March 2001.

      George E. Deese, age 58, has been Chief Executive Officer of Flowers Foods since January 2004. Previously, he served as President and Chief Operating Officer of Flowers Foods from May 2002 to January 2004 and as President and Chief Operating Officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese is the former chairman of the American Bakers Association (“ABA”) and has served for the past five years on the ABA board and executive committee. Mr. Deese also serves on the Industry Affairs Council for the Grocery Manufacturers of America. Mr. Deese has served on the board of Quality Bakers of America for the past 15 years, including the last five years as vice chairman. Mr. Deese joined Flowers Foods in 1964.

      Your Board of Directors unanimously recommends that you vote FOR all of the above director-nominees

Other Directors

Class I Directors Serving Until 2005

      Joseph L. Lanier, Jr., age 72, has been Chairman of the Board of Directors and Chief Executive Officer of Dan River Inc. (NYSE), a Danville, Virginia textile company, since 1989. He is also a director of Dimon, Inc. (NYSE), where he previously served as Chairman of the Board, and Torchmark Corp. (NYSE). Mr. Lanier has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from 1977 until March 2001. In December 2003, the Board of Directors appointed Mr. Lanier to serve as presiding director until the 2004 Annual Meeting of Shareholders.

      Jackie M. Ward, age 65, has been an outside managing director of Intec Telecom Systems since December 2000. Prior to that time, she was President, CEO & Chairman of the Board of Directors of Computer Generation Incorporated, a telecommunications company based in Atlanta, Georgia that she co-founded, from 1968 until it was acquired by Intec in December 2000. She is also a director of Bank of America Corporation (NYSE), Equifax, Inc. (NYSE), PRG-Schultz International, Inc. (NASDAQ), Sanmina-SCI Systems Corporation (NASDAQ), Anthem, Inc. (NYSE) and SYSCO Corporation. (NYSE). Ms. Ward served as a director of Flowers Industries, Inc. from March 1999 until March 2001, and she has served as a director of Flowers Foods since March 2001.

      C. Martin Wood III, age 60, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as Senior Vice President and Chief Financial Officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood served on the Flowers Industries, Inc. Board of Directors, from 1975 until March 2001. Mr. Wood also served as a director of Keebler Foods Company from 1996 until March 2001, and he has served as a director of Flowers Foods since March 2001.

Class II Directors Serving Until 2006

      Joe E. Beverly, age 62, has been Chairman of the Board of Directors of Commercial Bank in Thomasville, Georgia, a wholly-owned subsidiary of Synovus Financial Corp. (NYSE), a financial services company, since 1989. He is also the former Vice Chairman of the Board of Directors of Synovus Financial Corp, and is a director of Synovus Financial Corp. He was President of Commercial Bank from 1973 to 1989. Mr. Beverly has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from August 1996 until March 2001.

      Amos R. McMullian, age 66, has been Chairman of the Board of Directors of Flowers Foods since November 2000. He previously served as Chief Executive Officer of Flowers Foods from November 2000 to January 2004. Mr. McMullian previously served as Chairman of the Board of Directors of Flowers Industries, Inc. from 1985 until March 2001 and as its Chief Executive Officer from 1981 until March 2001. Mr. McMullian previously served as a director of Keebler Foods Company from 1996 to March 2001. Mr. McMullian is a director of Hughes Supply, Inc. (NYSE).

      J.V. Shields, Jr., age 66, has been Chairman of the Board of Directors and Chief Executive Officer of Shields & Company, a New York diversified financial services company and member of the New York Stock Exchange, Inc., since 1982. Mr. Shields also is the Chairman of the Board of Directors and Chief Executive Officer of Capital Management Associates, Inc., a registered investment advisor, and the Chairman of the board of trustees of The BBH Funds, the Brown Brothers Harriman mutual funds group. He has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from March 1989 until March 2001.

Retiring Directors

      Mr. Langdon S. Flowers has informed the Board of Directors that he will retire from the Board of Directors, effective as of June 4, 2004. Upon his retirement, Mr. Flowers will be named a Founding Director by the board, an honorary title recognizing his many years of dedicated service to the company and its shareholders. As a founding director, Mr. Flowers will be invited to attend board meetings but will not have voting rights.

      Mr. Robert P. Crozer has informed the Board of Directors that he will retire from the Board of Directors, effective as of June 4, 2004. Mr. Crozer, who joined our predecessor, Flowers Industries, in 1973, has served with effectiveness and dedication on the Board of Directors of Flowers Foods and Flowers Industries since 1979 and as Vice Chairman of the Board of Directors of Flowers Industries from 1989 to 2001. The company thanks him for his significant contribution to our success.

      In accordance with the company’s amended and restated bylaws, the Board of Directors has set the number of members of the Board of Directors at eight, effective as of June 4, 2004, the date of the Annual Meeting.

Meetings of the Board of Directors

      The Board of Directors held six meetings in fiscal 2003. During the last completed fiscal year, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and any committee on which he or she served.

Relationships Among Certain Directors

      Robert P. Crozer, J.V. Shields, Jr. and C. Martin Wood III are married to sisters, each of which is a niece of Langdon S. Flowers.

Directors’ Fees

      Each non-employee director receives an option to purchase 22,500 shares of our common stock upon that director’s initial election to our Board of Directors. Additionally, each non-employee director receives payments pursuant to a standard arrangement. For fiscal 2003, these directors received: (i) a retainer of $2,500 per month; (ii) $1,500 for each meeting of the Board of Directors or committee of the Board of Directors attended, with the chairmen of the audit and compensation committees receiving an annual retainer of $15,000 and $10,000, respectively, and the chairmen of all other committees receiving an annual retainer of $5,000; and (iii) reimbursement for travel expenses. In addition to the above-described fees and retainers, in fiscal 2004, Mr. McMullian will receive a fee of $100,000 for his services as the non-executive Chairman of the Board of Directors.

      Non-employee directors are eligible to participate in our 2001 Equity and Performance Incentive Plan (the “EPIP”), our Stock Appreciation Rights Plan (the “SAR Plan”) and our Executive Deferred Compensation Plan (the “EDCP”). Under the EPIP non-employee directors received non-qualified stock options as described above. Options vest one-year from the date of grant and the non-employee director has ten years to exercise these options. Under the SAR Plan, a non-employee director may elect to receive stock appreciation rights in lieu of cash payments for the retainers described above. Stock appreciation rights granted under the SAR Plan do not give the director an equity interest in the company. Stock appreciation rights vest one year from the date of issuance and the director has ten years to exercise these rights. The company is required to value stock appreciation rights at a required measurement date based on the difference in the fair market value of the company’s common stock on such measurement date and the grant price. The difference in those prices is recorded as an expense to the company. Additionally, each stock appreciation right receives credit for any dividends paid on an equivalent number of shares of the company’s common stock. Under the EDCP, non-employee directors may elect to defer all or any portion of their annual retainer and meeting fees. All deferrals earn interest until paid to the director. Generally, the deferral plus interest is paid to the director upon retirement or termination from the Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides certain summary information for fiscal 2003, fiscal 2002 and a portion of fiscal 2001 concerning compensation of the Chief Executive Officer and each of the five other most highly compensated executive officers of Flowers Foods.

SUMMARY COMPENSATION TABLE

	Compensation				Long-Term Compensation

				Other	Restricted		Long Term	All
				Annual	Stock	Option	Incentive	Other
	Fiscal	Salary	Bonus	Comp.	Awards	Awards	Payouts	Comp.
Name and Principal Position	Year(1)	($)	($)	($)	($)	(#)	($)	($)(2)

Amos R. McMullian(3)	2003	687,981	426,646	—	—	244,000	—	41,116
Chairman of the	2002	675,000	—	—	—	—	—	46,902
Board and Chief	2001	480,288	392,168	—	—	595,800	—	11,488
Executive Officer
George E. Deese(4)	2003	433,173	179,086	—	—	171,000	—	52,975
President and Chief	2002	394,792	240,360	—	—	—	—	37,765
Operating Officer	2001	272,000	152,048	—	—	173,250	—	9,177
Jimmy M. Woodward	2003	323,654	133,815	—	—	102,150	—	21,279
Senior Vice President	2002	300,000	75,000	—	—	—	—	20,044
and Chief Financial	2001	213,462	101,137	—	—	173,250	—	1,901
Officer
Stephen R. Avera	2003	288,846	108,677	—	—	72,150	—	11,704
Secretary and	2002	268,287	103,620	—	—	—	—	7,966
General Counsel	2001	157,500	47,408	—	—	49,050	—	829
Gene D. Lord	2003	336,346	202,396	—	—	102,150	—	1,669
President and Chief	2002	285,954	167,036	—	—	—	—	1,784
Operating Officer,	2001	176,250	53,051	—	—	74,700	—	1,591
Flowers Bakeries
Allen L. Shiver	2003	318,654	77,194	—	—	102,150	—	12,585
President and Chief	2002	268,462	118,432	—	—	—	—	3,798
Operating Officer,	2001	180,750	54,406	—	—	103,500	—	1,171
Flowers Snack

(1)	2001 represents the period March 26, 2001 to December 29, 2001.

(2)	Represents company-paid life insurance premiums and contributions by the company under certain defined contribution plans and the Executive Deferred Compensation Plan.

(3)	Effective January 3, 2004, Mr. McMullian retired from the company as Chief Executive Officer. He will continue to serve as the non-executive Chairman of the Board of Directors. For fiscal 2004, Mr. McMullian will receive director fees and retainers in the same amounts as all other non-employee directors of the company. In addition, as non-executive Chairman of the Board, Mr. McMullian will receive a fee of $100,000 during fiscal year 2004. The company has entered into a consulting agreement with Mr. McMullian pursuant to which he will receive a consulting fee of $250,000 during fiscal 2004.

(4)	On January 4, 2004, the effective date of his election as Chief Executive Officer and the first day of fiscal 2004, Mr. Deese was granted 50,000 shares of restricted stock pursuant to the 2001 Executive Performance and Incentive Plan. The value of the restricted shares on the date of grant was approximately $1,295,500. The shares of restricted stock become fully vested on the fourth anniversary of the date of grant.

Option Grants in Last Fiscal Year

      The following table provides information on options that were granted to our executive officers named in the summary compensation table during fiscal 2003.

	Number				Potential Realizable
	of	Percentage			Value at Assumed
	Securities	Of Total			Annual Rates of Stock
	Underlying	Options	Exercise		Price Appreciation for
	Option	Granted to	Price Per		The Option Term($)
	Granted	Employees in	Share	Expiration
Name	(#)	Fiscal Year	($/SH)	Date	5%	10%

Amos R. McMullian(1)	244,000	17.12%	$21.02	07/16/2013	3,225,525	8,174,114
George E. Deese	171,000	12.00%	$21.02	07/16/2013	2,260,511	5,728,580
Jimmy M. Woodward	102,150	7.17%	$21.02	07/16/2013	1,350,358	3,422,073
Stephen R. Avera	72,150	5.06%	$21.02	07/16/2013	953,777	2,417,059
Gene D. Lord	102,150	7.17%	$21.02	07/16/2013	1,350,358	3,422,073
Allen L. Shiver	102,150	7.17%	$21.02	07/16/2013	1,350,358	3,422,073

(1)	Mr. McMullian’s options vested on the effective date of his retirement, January 3, 2004, in accordance with the provisions of the Equity Performance and Incentive Plan.

Aggregated Option Exercises and Fiscal Year End Option Values

      None of our executive officers named in the summary compensation table exercised options during the fiscal year ended January 3, 2004. The table below provides information on the value of options held by such executive officers, based on the value of such options on January 2, 2004. This value is calculated as the difference between the exercise price of the option and $25.81 per share, which was the closing price of our common stock on that date as reported in the Record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options At Fiscal Year		In-the-Money Options
	on	Value	End(#)		at Fiscal Year End($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Amos R. McMullian(1)	—	—	839,800	—	10,902,345	—
George E. Deese	—	—	—	344,250	—	3,649,475
Jimmy M. Woodward	—	—	—	275,400	—	3,319,684
Stephen R. Avera	—	—	—	121,200	—	1,146,928
Gene D. Lord	—	—	—	176,850	—	1,709,672
Allen L. Shiver	—	—	—	205,650	—	2,180,178

(1)	Mr. McMullian’s options vested on the effective date of his retirement, January 3, 2004, in accordance with the provisions of the Equity Performance and Incentive Plan.

Separation Agreements

      We entered into separation agreements with specified “executive officers” (as such term is defined under the Exchange Act). These agreements serve as memoranda of the change in control benefits under certain of our benefit plans, and provide additional benefits, including relocation benefits and certain welfare benefits, in the event of a termination of employment following a change in control. These agreements also provide for tax gross-up payments to neutralize any excise taxes that are imposed on payments subject to Section 4999 of the Internal Revenue Code of 1986, as amended, (the “Code”), and any additional income taxes that are attributable to those payments. Our compensation committee may select, in its sole discretion, any additional executives to be offered such separation agreements.

Retirement Plan

      We adopted the Flowers Foods, Inc. Retirement Plan No. 1, referred to as the retirement plan, which provides a defined benefit pension upon retirement to eligible employees of participating subsidiaries (but not to employees of Flowers Foods) that is based upon each year of service with the participating subsidiary. Additionally, the retirement plan provides a defined benefit pension upon retirement to eligible employees (including employees of non-participating subsidiaries and of Flowers Foods) who were participants under the Flowers Industries, Inc. Retirement Plan No. 1 prior to the spin-off from Flowers Industries, Inc. that is based upon each year of service with Flowers Industries, Inc. and/or certain of its subsidiaries. The pension benefit is the sum of annual credits earned during eligible employment. The basic annual credit is 1.35% of the first $10,000 of W-2 earnings (subject to certain exclusions) for each year of service and 2% of W-2 earnings (subject to certain exclusions) in excess of $10,000 for each year of service. Certain additional annual credits are provided for a limited group of participants in the retirement plan. The table below includes the estimated amounts that are payable to the individuals indicated upon their retirement at age 65 under the provisions of the retirement plan, assuming that payment is made in the form of a life annuity. Effective as of the date of our spin-off from Flowers Industries, Inc., Messrs. McMullian, Deese and Woodward had accrued a fixed benefit under the retirement plan as set forth in the table below and will not earn additional benefits under the retirement plan for years of service with Flowers Foods and/or non-participating subsidiaries. Effective as of December 30, 2001, Mr. Avera had accrued a fixed benefit under the retirement plan as set forth in the table below and will not earn additional benefits under the retirement plan for years of service with Flowers Foods. Effective as of July 14, 2002, Mr. Shiver had accrued a fixed benefit under the retirement plan as set forth in the table below, and will not earn additional benefits under the retirement plan for years of service with non-participating subsidiaries. Because of his employment by a participating subsidiary of the company, Mr. Lord will continue to earn additional benefits under the retirement plan.

	Credited
	Years of	Projected Annual
	Service	Benefit

Amos R. McMullian	38	$137,950
George E. Deese	37	$98,051
Jimmy M. Woodward	16	$36,383
Stephen R. Avera	16	$33,158
Gene D. Lord	38	$162,200
Allen L. Shiver	23	$43,746

Supplemental Executive Retirement Plan

      Our supplemental executive retirement plan, referred to as the SERP, provides a supplemental retirement income benefit for any executive who is a participant in the retirement plan, if his retirement plan benefit is subject to restrictions that apply to tax-qualified plans. The supplemental benefit is equal to (i) the benefit he would have received according to the retirement plan formula if he had not been subject to limitations on maximum benefits or pensionable compensation received from tax-qualified plans and if certain amounts of compensation that he elected to defer under non-qualified deferred compensation programs were taken into account as pensionable compensation, minus (ii) the amount he will receive from the retirement plan, as adjusted for these limits, and minus (iii) the amount of the monthly accrued benefit under the Flowers Industries, Inc. Supplemental Executive Retirement Plan as of March 26, 2001, which was paid out in the form of a lump sum in connection with the termination of that plan. The SERP is not tax-qualified. The purpose of the plan is to ensure that each participating executive’s total retirement income benefits will equal the amounts that would have been payable to him under the retirement plan absent the limitations described above. Payments pursuant to this plan will be calculated in the form of a life only annuity, and the actuarial equivalent thereof will be paid in the form which the participating executive has elected for purposes of the retirement plan. Payments will be made from Flowers Foods’ general assets. Payments generally will be made at the same time as the participant’s distributions from the retirement plan, except in the event of a change in control of Flowers Foods, in which event the actuarial equivalent of anticipated payments will be paid immediately in a lump sum. Accruals under this plan during fiscal 2003 amounted to $127,361, and there were no distributions from the plan during fiscal 2003.

Executive Deferred Compensation Plan

      Our Executive Deferred Compensation Plan, referred to as the EDCP, allows certain members of management to defer the receipt of a percentage of their salary and bonus. The EDCP is not a tax-qualified plan. The purpose of the EDCP is to provide a benefit to certain members of management whose contributions to the company’s defined contribution plan, a tax qualified plan, are limited by statutory restrictions. The participants’ deferrals are credited to an account established for the participant and earn interest until paid. Additionally, the company makes contributions to the plan on behalf of the participant, which also earn interest until paid. Interest earned on deferrals and company contributions to the plan are based on the Merrill Lynch U.S. Corp., BBB- rated, Fifteen plus Year Bond Index plus 150 basis points. Generally, the deferrals and company contributions plus interest are paid to the participant upon termination of employment. Contributions to the EDCP, made by the company on behalf of the executives and included in the “all other compensation” column of the executive compensation table above, amounted to $97,961 in fiscal 2003. There were no distributions from the plan during fiscal 2003.

Report on Executive Compensation

      Our executive compensation program is administered by the compensation committee of our Board of Directors, which is comprised of three independent, non-employee directors. Our compensation committee met four times during fiscal 2003 to evaluate the executive compensation program to assure that it is reasonable, equitable and competitive. The compensation committee considers the recommendations of independent compensation specialists in evaluating compensation levels, plan design and administration.

Compensation Philosophy

      Our compensation committee administers each aspect of our executive compensation program in a manner that emphasizes our primary long-term goals, which are the creation of consistent earnings growth and the enhancement of shareholder value in our common stock. The compensation committee considers these goals to be attainable by maintaining continuity within an experienced, professional and technically proficient executive group. Accordingly, our compensation program is designed (a) to be competitive with other similarly situated companies, (b) to be equitable by offering a reasonable level of base compensation and (c) to align the interests of the executives with those of the shareholders. The primary compensation arrangements, tailored to fulfill this philosophy and utilized by the compensation committee in various combinations, are as follows:

Base Salary

      Each year, the compensation committee reviews the contribution made to Flowers Foods’ performance by each senior executive and approves the executive’s base salary. The base salary represents Flowers Foods’ ongoing compensation commitment and forms the foundation for the executive compensation program. The compensation committee ensures that a competitive base salary is maintained for each executive by periodically reviewing the results of independent national survey data for comparable positions in companies with a dollar sales volume similar to Flowers Foods.

Bonus Plan

      Flowers Foods’ Annual Executive Bonus Plan provides for an annual incentive bonus, expressed as a percentage of base salary that varies according to the executive’s position with the company. A bonus is awarded upon Flowers Foods’ attainment of a specified earnings goal. In addition, the bonus plan is designed to provide an executive with an increased bonus, limited to the lesser of $1,500,000 or an amount equal to one and one-half the bonus percentage established for the executive’s position multiplied by the executive’s base salary, if actual earnings significantly exceed the goal. Correspondingly, the bonus plan is designed to provide an executive a lesser bonus if actual earnings fall below the goal, and no bonus at all if actual earnings fall below eighty percent of the goal. This mechanism provides motivation for our executives to continue to strive for improved earnings in any given year, regardless of the fact that the goal may, or may not, be obtained.

Stock Incentive Plan

      In keeping with the compensation committee’s philosophy that the element of shareholder risk is an essential compensation tool, stock based incentives comprise a significant portion of the compensation program for the individuals listed above in the Summary Compensation Table. The compensation committee believes that continuation of stock based incentives is fundamental to the enhancement of shareholder value.

      The 2001 Equity and Performance Incentive Plan, referred to as the EPIP, is Flowers Foods’ ongoing intermediate and long-term incentive plan. The EPIP provides the compensation committee with an opportunity to make a variety of stock based awards, while selecting the form that is most appropriate for Flowers Foods and the executive group. The awards described below contain elements that focus the executive’s attention on one of Flowers Foods’ primary goals, the enhancement of shareholder value.

      During fiscal 2003, the compensation committee granted non-qualified stock options under the EPIP. These options are exercisable at any time, commencing on the fourth anniversary of the grant date, until the year 2013. Upon exercise, the executives are required to pay the fair market value of the shares, determined as of the grant date, which was $21.02 per share (referred to below as the “option price”). The executives have no rights as shareholders with respect to the common shares subject to the options until payment of the option price. The options are subject to forfeiture in the event of termination of employment, other than for retirement, disability, death, termination without cause or termination for any reason that the compensation committee determines should not result in forfeiture.

Compensation of Chief Executive Officer

      For fiscal 2003, Mr. McMullian received a base salary of $687,981, which amount was determined by the compensation committee to be appropriate in consideration of Flowers Foods’ performance, Mr. McMullian’s leadership and contribution to that performance and market conditions. In accordance with the terms of our bonus plan, Mr. McMullian received a bonus of $426,646 for fiscal 2003.

      Effective January 3, 2004, Mr. McMullian retired from the position of Chief Executive Officer. Effective January 4, 2004, this position was filled by George E. Deese, the former President and Chief Operating Officer. Mr. McMullian will continue to serve as non-executive Chairman of the Board of Directors.

Deductibility of Compensation Expenses

      Flowers Foods is not allowed a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million, except to the extent that such compensation constitutes “performance-based compensation” (as defined in Section 162(m) of the Code). Other than with respect to the restricted stock award to Mr. Deese in fiscal 2004, which does not qualify as performance-based compensation, the compensation committee believes that any awards under the Annual Executive Bonus Plan and the EPIP will result in performance-based compensation, and that Flowers Foods will not lose any federal income tax deduction for compensation paid under these compensation programs. The compensation committee will consider this deduction limitation during future deliberations and will continue to act in the best interests of Flowers Foods.

Summary

      The compensation committee believes that the base salary and the Annual Executive Bonus Plan provide an efficient and effective mechanism to reward the executive group for the daily leadership required to maximize Flowers Foods’ current performance. Additionally, the stock based awards granted under the EPIP serve to align the long-term interests of the executives with those of the shareholders so that executive decisions are made as owners of Flowers Foods.

The Compensation Committee
of the Board of Directors:

Joseph L. Lanier, Jr., Chairman
Franklin L. Burke
Jackie M. Ward

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      Arrangement with Merrily Plantation. Under the terms of an agreement between Flowers Foods and Merrily Plantation, Inc. (“Merrily”), the company is granted the use of approximately 6,000 acres of land owned by Merrily, together with the use of lodging, dining, and conference room facilities located on the property. The facilities are used primarily for the entertainment of customers. During fiscal 2003, Flowers Foods paid Merrily $97,184. Flowers Foods has surveyed facilities comparable to Merrily to assess the relative quality and cost of such facilities and has determined that the amount paid to Merrily for the use of its facilities is competitive with that charged for the use of comparable facilities. Flowers Foods has further determined that the use of the Merrily facilities in the past has been beneficial to the business of Flowers Foods and that its continued use for the entertainment of customers is in Flowers Foods’ best interest. A majority of the outstanding capital stock of Merrily is owned by the spouses (each of whom are sisters) of C. Martin Wood III, a director of the company; Robert P. Crozer, a director of the company; and J.V. Shields, Jr., a director of the company.

      Langdon S. Flowers Consulting Agreement. During fiscal 2003, Langdon S. Flowers, one of our directors, received payments totaling $61,802 for consulting services provided to Flowers Foods pursuant to a written contract. The contract provides that during its term, Mr. Flowers will not compete, directly or indirectly, with Flowers Foods. Unless earlier terminated, this contract will terminate upon his death.

      Amos R. McMullian Consulting Agreement. Upon his retirement from the company as Chief Executive Officer, Mr. McMullian, non-executive Chairman of the Board of Directors, and the company entered into a consulting agreement, dated January 4, 2004, pursuant to which Mr. McMullian will receive an annual payment of $250,000 for consulting services provided to the company. Unless earlier terminated, this agreement will terminate on December 31, 2004.

      Executive Officer and Director-Related Employees of the Company. Ty Deese, an adult child of George E. Deese, a director-nominee and our President and Chief Executive Officer, was employed as the president of a company subsidiary throughout fiscal 2003. He was paid an aggregate salary and bonus of $197,427 in fiscal 2003. Scott Rich, a son-in-law of Langdon S. Flowers, a director of the company, was employed by the company throughout fiscal 2003 as Director of Insurance and Administration. Mr. Rich was paid an aggregate salary and bonus of $184,451 in fiscal 2003. Charles Avera, the brother of Stephen R. Avera, our Secretary and General Counsel, was employed as a National Accounts Vice President of a company subsidiary throughout fiscal 2003. He was paid an aggregate salary and bonus of $144,327 in fiscal 2003. A. Ryals McMullian, an adult child of Amos R. McMullian, our retired Chief Executive Officer and current Chairman of the Board of Directors, was employed by the company during fiscal 2003 as Associate General Counsel. He was paid an aggregate salary and bonus of $142,759 in fiscal 2003. Chris Mulford, a son-in-law of George E. Deese, was employed as a Director of Sales of a company subsidiary throughout fiscal 2003. He was paid an aggregate salary and bonus of $76,886 during fiscal 2003. Michael Lord and Mark Lord, each an adult child of Gene D. Lord, the President and Chief Operating Officer of our Bakeries Group, were employed as Directors of Sales of two separate company subsidiaries throughout fiscal 2003 and were paid an aggregate salary and bonus of $76,030 and $70,233, respectively.

AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Flowers Foods filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

      During fiscal 2003, at each meeting the audit committee met with the senior members of the company’s management team, internal auditors and the company’s independent auditors. At each of its regularly scheduled meetings, the audit committee conducted private sessions with the independent auditors and, separately with the director of internal audit, to discuss financial management, accounting and internal controls. The audit committee has reviewed and discussed with management and the company’s independent auditors, PricewaterhouseCoopers LLP, the company’s audited consolidated financial statements for the year ended January 3, 2004 and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including a discussion of the quality of the accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. The audit committee reviewed management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the company fairly present, in all material respects, the financial condition and results of operations of the company. Management advised the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the audit committee. These reviews included discussions with PricewaterhouseCoopers LLP of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, Communication with Audit Committees, including the quality of the company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP matters relating to its independence from the company, including a review of audit and non-audit fees. The audit committee has also monitored the scope and adequacy of the company’s internal auditing program and reviewed internal audit staffing levels.

      In performing all of its functions, the audit committee acts in an oversight capacity on behalf of the Board of Directors. The audit committee reviews the company’s earnings releases before issuance and its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the SEC. The audit committee relies on the representations of management, which has primary responsibility for the financial statements and reporting process, including the company’s system for internal controls, and the independent auditors, who, in their report, express an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles.

      Based on its review and discussions, the audit committee recommended to our Board of Directors (and the Board of Directors has approved) that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2004. The audit committee and the Board of Directors also have appointed PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending January 1, 2005, subject to ratification by the shareholders.

The Audit Committee
of the Board of Directors:

Franklin L. Burke, Chairman
Joe E. Beverly
Jackie M. Ward

STOCK PERFORMANCE GRAPH

      The chart below is a comparison of the cumulative total return (assuming the reinvestment of all dividends paid) among Flowers Foods common stock, Standard & Poor’s 500 Index, Standard & Poor’s SmallCap 600 Index and Standard & Poor’s 500 Packaged Foods and Meat Index for the period since our common stock began regular-way trading on the New York Stock Exchange on March 28, 2001 through January 2, 2004, the last trading day of our 2003 fiscal year.

TOTAL SHAREHOLDER RETURNS

	March 28, 2001	December 28, 2001	December 27, 2002	January 2, 2004

FLOWERS FOODS, INC.	100.00	190.78	138.41	283.81
S&P 500 INDEX	100.00	100.58	77.09	99.40
S&P SMALLCAP 600 INDEX	100.00	115.78	97.88	136.26
S&P 500 PACKAGED FOOD AND MEAT INDEX	100.00	112.74	114.81	123.65

      Companies in the S&P 500 Index, the S&P Small Cap 600 Index and the S&P 500 Packaged Foods and Meat Index are weighted by market capitalization and indexed to $100 at March 28, 2001. Flowers Foods’ share price is also indexed to $100 at March 28, 2001.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Our audit committee has appointed PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending January 1, 2005. Our Board of Directors recommends that this appointment be ratified.

      Representatives of PricewaterhouseCoopers LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

      We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

      If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal 2004, the audit committee will reconsider the appointment.

      Your Board of Directors recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal 2004.

FISCAL 2003 AND FISCAL 2002 AUDIT FIRM FEE SUMMARY

      During fiscal 2003 and fiscal 2002, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

      Audit Fees. Fees for audit services totaled approximately $450,000 in 2003 and approximately $570,000 in 2002, including fees associated with annual audits and the reviews of the company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

      Audit Related Fees. Fees for audit related services totaled approximately $260,000 in 2003 and approximately $259,000 in 2002. Audit related services principally include services related to the sale of Mrs. Smith’s Bakeries’ frozen dessert business and Sarbanes-Oxley compliance in 2003. The fees for 2002 related principally to due diligence services.

      Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $275,000 in 2003 and approximately $877,000 in 2002.

      All Other Fees. Fees for all other services not described above totaled approximately $12,000 in 2003 and $20,000 in 2002, principally including software licensing agreements in 2003 and services related to an information systems upgrade in 2002.

      All non-audit services were reviewed by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the audit committee on a case-by-case basis.

SHAREHOLDER PROPOSALS

      In order to properly submit a proposal for inclusion in the proxy statement for the 2005 Annual Meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December 25, 2004.

      If you wish to present a proposal before the 2005 Annual Meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our amended and restated bylaws. We must receive your shareholder proposal at the address noted below by March 10, 2005. If your proposal is not properly brought before the Annual Meeting in accordance with our amended and restated bylaws, the Chairman of the Board of Directors may declare such proposal not properly brought before the Annual Meeting, and it will not be acted upon.

      Any proposals or notices should be sent to:

Stephen R. Avera
Secretary and General Counsel
Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia 31757

ANNEX A

FLOWERS FOODS, INC.

AUDIT COMMITTEE CHARTER

I.	Purposes

      The purposes of the Committee are to (a) assist the Board of Directors of Flowers Foods, Inc. (the “Company”) in fulfilling the Board of Directors’ oversight responsibilities with respect to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and (b) prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement (the “Audit Committee Report”).

II.	Composition of the Committee

      Number. The Committee shall consist of no fewer than three members.

      Qualifications. Each Committee member shall have all of the following qualifications:

1. Each Committee member shall meet the independence criteria of (a) the rules of the New York Stock Exchange, Inc. (“NYSE”), as such requirements are interpreted by the Board of Directors in its business judgment and as set forth in the Company’s Corporate Governance Guidelines, and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”), including Rule 10A-3 of the Exchange Act, and the NYSE.

2. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. The Board of Directors shall determine, in its business judgment, whether a member is financially literate and whether at least one member has the requisite accounting or financial management expertise and meets the financial expert criteria of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the audit committee or board of directors.

3. Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NYSE. Permitted compensation includes (a) director’s fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a Board Committee) and/or (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service. Additional directors’ fees may be paid to audit committee members to compensate them for the significant time and effort they expend in performing their duties as audit committee members.

4. Each Committee member shall serve on no more than three audit committees of public companies (including the Company).

      Appointment. The Board of Directors will appoint the members and the Committee Chair. The Committee Chair and each Committee member shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

III.	Duties and Responsibilities of the Committee

      The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management (including, without limitation, the Chief Executive Officer and Chief Financial Officer) is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

      The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

      In performing its responsibilities, the Committee shall:

1. Retain the Independent Auditors: The Committee has the sole authority to (a) retain and terminate the Company’s independent auditors, (b) approve all audit engagement fees, terms and services, and (c) approve any non-audit engagements with the Company’s independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing standards promulgated thereunder by the SEC and the NYSE.

2. Retain the Internal Auditors: The Committee has the sole authority to retain and terminate and establish the compensation of the internal auditors and is responsible for oversight of all services performed by the internal auditors.

3. Review and Discuss the Auditors’ Quality-Control: The Committee is to, at least annually, obtain and review a report by the independent auditors describing (a) the audit firm’s internal quality-control procedures, and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

4. Review and Discuss the Independence of the Auditors: In connection with the retention of the Company’s independent auditors, the Committee will regularly review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee is responsible for (a) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors, and (c) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence. In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

5. Set Hiring Policies: The Committee is to set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

6. Review and Discuss the Audit Plan: The Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations including, without limitation, any audits of Company benefit plans.

7. Review and Discuss Conduct of the Audit: The Committee is to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (a) any restriction on audit scope or on access to requested information, (b) any disagreements with management, and (c) significant issues discussed with the independent auditors’ national office. The Committee is to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

8. Review and Discuss Financial Statements and Disclosures: The Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

9. Review and Discuss Earnings Press Releases: The Committee is to review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

10. Review and Discuss Internal Audit Plans: The Committee is to meet separately (i.e., outside the presence of management) with the senior internal auditing executive and appropriate members of the staff of the internal auditing department to review, discuss and approve the plans for and the scope of their ongoing audit activities.

11. Review and Discuss Internal Audit Reports: The Committee is to meet separately (i.e., outside the presence of management) with the senior internal auditing executive and appropriate members of the staff of the internal auditing department to review and discuss the annual report of the audit activities, examinations and results thereof of the internal auditing department.

12. Review and Discuss the Systems of Internal Accounting Controls: The Committee is to review and discuss with the independent auditors, Chief Financial Officer, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices, which shall include the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

13. Review and Discuss the Recommendations of Independent Auditors: The Committee is to meet separately (i.e., outside the presence of management) with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department to review and discuss recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

14. Review and Discuss the Audit Results: The Committee is to meet separately (i.e., outside the presence of management) with the independent auditors to review and discuss (A) the report(s) of their annual audit(s), or proposed report(s) of their annual audit(s), (B) the accompanying management letter, if any, (C) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and (D) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and, as appropriate, a review of (a) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

15. Obtain Assurances under Section 10A(b) of the Exchange Act: The Committee is to obtain assurance from the independent auditors that in the course of conducting the audit(s), there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

16. Discuss Risk Management Policies: The Committee is to discuss guidelines and policies with respect to risk assessment and risk management to assess and manage the Company’s exposure to risk.

17. Obtain Reports Regarding Conformity With Legal Requirements and the Company’s Code of Business Conduct and Ethics: The Committee is to periodically obtain reports from management, the Chief Financial Officer, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. The Committee is to review and discuss reports and disclosures of insider and affiliated party transactions. The Committee should advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

18. Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies: The Committee is to establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NYSE.

19. Discuss With General Counsel Matters Regarding Financial Statements or Compliance Policies: The Committee should discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

20. Review and Discuss Other Matters: The Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

21. Make Board Reports: The Committee should report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate. Such report should include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

22. Maintain Flexibility. The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

IV.	Meetings of the Committee

      The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chair shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company establish the agenda for each meeting. Each Board member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Committee Chair or a majority of the Committee members may call a meeting of the Committee at any time. The Committee shall conduct its business as provided in the Company’s by-laws. The Committee Chair shall supervise the conduct of the meetings and shall have other responsibilities which the Committee may designate from time to time.

      The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with the Company’s management, the internal auditors and the independent auditors in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

V.	Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

      The Company will provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (ii) compensation to independent counsel or any other advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VI.	Audit Committee Report

      The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report.

VII.	Review of Charter

      The Committee will conduct and review with the Board of Directors an evaluation of this Charter every three years and recommend any changes to the Board of Directors. The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

VIII.	Annual Performance Evaluation

      At least annually, the Committee shall evaluate its performance against the requirements of this Charter and review this evaluation with the Board. The evaluation shall include the goals and objectives of the Committee for the upcoming year. The Committee shall conduct its review and evaluation in such manner as it deems appropriate.

IX.	Availability of Charter

      Consistent with New York Stock Exchange listing requirements, this Charter will be included on the Company’s website and will be made available upon written request sent to the Company’s Secretary. The Company’s annual report to shareholders will state that this Charter is available on the Company’s website and will be available upon written request sent to the Company’s Secretary. Additionally, this Charter will be included in the Company’s proxy statement in accordance with applicable law.

December 12, 2003

[FORM OF PAPER PROXY — FRONT]

FLOWERS FOODS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this proxy card. Your vote is important and we encourage you to exercise your right to vote your shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on June 4, 2004.

Thank you.

Flowers Foods, Inc.

FLOWERS FOODS, INC.
1919 FLOWERS CIRCLE
THOMASVILLE, GEORGIA 31757

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2004

     The undersigned hereby appoints George E. Deese, Jimmy M. Woodward and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all common stock of Flowers Foods, Inc. held of record on April 16, 2004 by the undersigned, at the Annual Meeting of Shareholders to be held on June 4, 2004, and at any adjournment or postponement thereof.

     The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may come properly before the meeting.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” PROPOSAL 2.

     PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY IN THE RETURN ENVELOPE PROVIDED.

[FORM OF PAPER PROXY — BACK]

FLOWERS FOODS, INC.
ATTN: INVESTOR RELATIONS DEPT.
1919 FLOWERS CIRCLE
THOMASVILLE, GA 31757

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 3, 2004. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 3, 2004. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES:

Election of Directors

1. Director-Nominees:   01)  Franklin L. Burke,     02)   George E. Deese

☐ FOR ALL	☐ WITHHOLD ALL	☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR-NOMINEE (Write number(s) of director-nominee(s) on the line below)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

2. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for Flowers Foods, Inc. for the 2004 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please date this proxy card and sign it exactly as your name or names appear on your stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

[FORM OF PAPER PROXY — FRONT]

Dear Plan Participant:

The purpose of this letter is to provide you with important information concerning your voting rights as a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan.

The Annual Meeting of Shareholders of Flowers Foods, Inc. is scheduled for June 4, 2004. As a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your Stock Account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on your balance in the 401(k) plan on April 16, 2004, the record date for the determination of shareholders eligible to vote.

Your instructions to the Trustee are confidential and will be known only by Putnam Fiduciary Trust Company.

If, in addition to your 401(k) plan participation, you own stock directly in your own name or indirectly through a bank or broker, you will receive a separate proxy card and voting instruction form. Please be sure to return each proxy or voting instruction card in the postage-paid return envelope provided with each separate package.

We encourage you to exercise your voting rights under the 401(k) plan. Please review the enclosed documents carefully before deciding how to vote your shares. Because the shares in the 401(k) plan are registered in the name of Putnam Fiduciary Trust Company, as Trustee, you will not be able to vote your shares in the 401(k) plan in person at the Annual Meeting on June 4, 2004. Please return your voting instruction card, signed and dated, in the enclosed postage-paid envelope as soon as possible.

Sincerely,

Flowers Foods, Inc.
Sponsor of the Flowers Foods, Inc. 401(k) Retirement Savings Plan

FLOWERS FOODS, INC.
1919 FLOWERS CIRCLE
THOMASVILLE, GEORGIA 31757

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2004

     The undersigned hereby appoints George E. Deese, Jimmy M. Woodward and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all common stock of Flowers Foods, Inc. held of record on April 16, 2004 by the undersigned, at the Annual Meeting of Shareholders to be held on June 4, 2004, and at any adjournment or postponement thereof.

     The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may come properly before the meeting and any adjournment or postponement thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” PROPOSAL 2.

     PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY IN THE RETURN ENVELOPE PROVIDED.

[FORM OF PAPER PROXY — BACK]

FLOWERS FOODS, INC.
ATTN: INVESTOR RELATIONS DEPT.
1919 FLOWERS CIRCLE
THOMASVILLE, GA 31757

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 2, 2004. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 2, 2004. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES:

Election of Directors

1. Director-Nominees:   01)   Franklin L. Burke,    02)   George E. Deese

☐ FOR ALL	☐ WITHHOLD ALL	☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL DIRECTOR-NOMINEE (Write number(s) of director-nominee(s) on the line below)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

2. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for Flowers Foods, Inc. for the 2004 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature (PLEASE SIGN WITHIN BOX)               Date